UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report

October 24, 2018

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court		33014
Miami Lakes, Florida		(Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2018, Diamedix Corporation, a wholly-owned subsidiary of ERBA Diagnostics, Inc., as seller (“Diamedix”), entered into a Purchase and Sale Agreement (the “Agreement”) with PTH North Miami Ave LLC, as buyer (“Buyer”), for the sale of the real property owned by Diamedix located at 2115, 2140, 2141, 2150, 2155, 2160 North Miami Avenue and 38 NW 22nd Street, in Miami, Florida, and all improvements thereon (collectively, the “Property”).

Purchase Price. The purchase price for the Property is $23,000,000 (the “Purchase Price”).

Examination Period. The Agreement provides for a 60 day examination period (the “Examination Period”), during which Buyer has the right to: (i) conduct a due diligence investigation of the Property; and (ii) terminate the Agreement in its sole and absolute discretion. While the Agreement is binding upon Diamedix, Buyer, in its sole and absolute discretion, may terminate the Agreement during the Examination Period.

Anticipated Closing Date. The Agreement provides for the consummation of the purchase and sale of the Property to occur within 45 days after the expiration of the Examination Period.

Earnest Money. Upon entering into the Agreement, Buyer will place into escrow the sum of $500,000 (the “Earnest Money”). If Buyer terminates the Agreement during the Examination Period, then the Earnest Money will be returned to Buyer.

Defaults. After the expiration of the Examination Period, in the event of a default under the Agreement by Buyer, Diamedix would be entitled to receive the Earnest Money as its sole remedy. After the expiration of the Examination Period, in the event of a default under the Agreement by Diamedix, Buyer would be entitled to: (i) terminate the Agreement and receive the Earnest Money; or (ii) attempt to specifically enforce the performance by Diamedix of its obligations under the Agreement.

Assignment. The Agreement may be assigned by Buyer to any entity in which Buyer or its principals have a controlling interest without the consent of Diamedix.

Certain Other Provisions. The Agreement contains other representations, warranties, conditions, covenants and agreement that the Company believes are customary for transactions of this type.

The foregoing description of the Agreement set forth under this Item 1.01 does not purport to be complete. Such description is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety.

As of September 30, 2018, the net book value of the land, buildings and improvements being sold was $352,957.13.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur. These forward-looking statements are based largely on ERBA Diagnostics, Inc.’s expectations and the beliefs and assumptions of ERBA Diagnostics, Inc.’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that:

●	Buyer, in its sole and absolute discretion, may terminate the Agreement during the 60 day Examination Period;

●	the consummation of the purchase and sale of the Property may not occur when anticipated, or at all; and

●	other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements.

Many of these factors are beyond the control of ERBA Diagnostics, Inc. See also the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for further discussion of certain risks and uncertainties that could materially and adversely affect the Company’s business, operating results or financial condition.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1 – Purchase and Sale Agreement, dated as of October 24, 2018, by and between Diamedix Corporation and PTH North Miami Ave LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: October 30, 2018	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Purchase and Sale Agreement, dated as of October 24, 2018, by and between Diamedix Corporation and PTH North Miami Ave LLC.